SECURITY AGREEMENT (PATENTS)


         WHEREAS, STAR MEDICAL TECHNOLOGIES, INC., a California corporation, with a principal place of business at 1249 Quarry Lane, Pleasanton, CA 94566 (the "Company") and FLEET NATIONAL BANK, with a place of business at One Federal Street, Boston, Massachusetts 02110 (the "Bank") have entered into an Inventory, Accounts Receivable and Intangibles Security Agreement dated November 16, 1998 (the "Security Agreement") and are also parties to a related Guaranty Agreement (the "Guaranty Agreement") between the Bank and the Company; and

         WHEREAS, the Company is the owner and user of the United States Patents and Patent Applications listed on Schedule A hereto and identified in said Guaranty Agreement and said Security Agreement (collectively, the "U.S. Patents and Patent Applications"); and

         WHEREAS, among the security interests granted by the Company to the Bank pursuant to the Security Agreement is a security interest in the U.S. Patents and Patent Applications listed on Schedule A hereto and in any registered patents arising from such Patent Applications; and

         WHEREAS, the parties to the Security Agreement contemplate and intend that, if an Event of Default (as defined in the Guaranty Agreement) shall occur and be continuing, the Bank shall have all rights of a foreclosing secured party in and to the U.S. Patents and Patent Applications and in any registered patents arising therefrom and any proceeds thereof, including, without limitation, the right, following such foreclosure, to transfer to a purchaser all of the Company's right, title and interest in and to the U.S. Patents and Patent Applications and in any registered patents arising therefrom;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties reconfirm the terms of the Security Agreement, as if set forth fully herein, and acknowledge that the Bank has a security interest in the U.S. Patents and Patent Applications listed on Schedule A hereto and in any registered patents arising therefrom; as security for the Obligations (as defined in the Security Agreement), the Company hereby collaterally assigns to the Bank, and grants a security interest to the Bank in and to, all of the Company's right, title and interest in and to said U.S. Patents and Patent Applications and in any registered patents arising therefrom; the Company agrees that it will not sell or assign any of the U.S. Patents or Patent Applications nor any registered patents arising therefrom without the prior written consent of the Bank; and the Company and the Bank request that the Commissioner of Patents and Trademarks record this document with respect to the U.S. Patents and Patent Applications.

         The Company hereby appoints the Bank as the Company's attorney-in-fact (with full power of substitution and resubstitution) with the power and authority, after the occurrence of any Event of Default (as defined in the Guaranty Agreement), to execute and deliver, in the name and on behalf of the Company, and to cause the recording of all such further assignments and other instruments as the Bank may reasonably deem necessary or desirable in order to carry out the intent of the Security Agreement and this Security Agreement (Patents). The Company agrees that all third parties may conclusively rely on any such further assignment or other instrument, so executed, delivered and recorded by the Bank (or the Bank's designee in accordance with the terms hereof) and on the statements made therein.

STAR MEDICAL TECHNOLOGIES, INC.                     FLEET NATIONAL BANK


By:  /s/ Joseph P. Caruso                           By:  /s/ Lucie Burke
     -------------------------                           -----------------------
     Name:  Joseph P. Caruso                             Its:  Vice President
     Title: Vice President of Finance



COMMONWEALTH OF MASSACHUSETTS )
                              ) ss.
COUNTY OF  MIDDLESEX          )


         Then personally appeared before me the above-named JOSEPH P. CARUSO, the _VICE PRESIDENT OF FINANCE of Star Medical Technologies, Inc., and stated that he/she executed the foregoing instrument under the authority of said corporation's Board of Directors and acknowledged the foregoing instrument to be the free act and deed of said corporation.

         WITNESS my hand and seal this 16th day of November, 1998.


                                                    /s/ Marianne Barrett
                                                    ----------------------------
                                                    Notary Public
                                                    My commission expires:
                                                       November 19, 2004

                                   SCHEDULE A

                                       TO

                          SECURITY AGREEMENT (PATENTS)


Patents with United States Registration
---------------------------------------


Patent Description                                 Registration No.                Registration Date
------------------                                 ----------------                -----------------
High fluence diode laser device
and method for the
fabrication and use thereof                        5,743,901                       April 28, 1998

Method for the laser treatment of
subsurface blood vessels                           5,707,403                       January 13, 1998

Pulsed infrared laser treatment of psoriasis       5,527,350                       June 18, 1996


Patent Applications
-------------------

Patent Description                                   Serial No./Filing Date
------------------                                   ----------------------

Integrated cooling mechanism                         08/845,630/January 17, 1997
for diode-pumped solid state laser

Laser diode array packaging                          08/789,968/January 31, 1997